Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1, pertaining to 250,000 shares of WNS Studios, Inc. common stock of our report dated July 19, 2013 on the financial statements of WNS Studios, Inc. for the year ended April 30, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 28, 2013